                                                                    EXHIBIT 10.1

                             SHAREHOLDERS AGREEMENT

     This SHAREHOLDERS AGREEMENT, dated as of January 11, 1998, by and among Meditrust Corporation, a Delaware corporation ("Reitco"), Meditrust Operating
                                                ------
Company, a Delaware corporation ("Opco"), the shareholders of Cobblestone
                                  ----
Holdings, Inc., a Delaware corporation (the "Company") named on the signature
                                             -------
page hereto (individually, a "Shareholder," and collectively, the
                              -----------
"Shareholders").
 ------------

     WHEREAS, as of the date hereof, each Shareholder owns the number of shares of Common Stock, par value $0.01 per share ("Company Stock") and Series A
                                             -------------
Preferred Stock, par value $.01 per share ("Preferred Stock"), of the Company
                                            ---------------
set forth on Exhibit A (such shares, and any shares of Common Stock or Preferred Stock hereafter acquired by such Shareholders, are hereinafter referred to as the "Shares");
     ------

     WHEREAS, Reitco, Opco and the Company propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended from time to time, the "Merger Agreement"), which provides, on the terms and subject
                   ----------------
to the conditions thereof, for the merger of the Company with and into Reitco (the "Merger"); and
      ------

     WHEREAS, as a condition to the willingness of Reitco to enter into the Merger Agreement, Reitco has requested that the Shareholders agree, and, in order to induce Reitco to enter into the Merger Agreement, the Shareholders are willing to agree, to vote, or to otherwise cause to be voted, the Shares pursuant to the terms and conditions hereof on the terms and conditions contained herein.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I.

               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS
               --------------------------------------------------

     Each Shareholder hereby represents and warrants severally to Reitco and Opco as follows:

     1.1. Due Authority.
          -------------

      Such Shareholder has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by or on behalf of such Shareholder and, assuming its due authorization, execution and delivery by Reitco and Opco, constitutes a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms.

     1.2. Conflict; Consents.
          ------------------

     (a) The execution and delivery of this Agreement by such Shareholder does not, and the performance by such Shareholder of its obligations under this Agreement and the compliance by such Shareholder with the provisions hereof do not and will not, (i) conflict with or violate any law, statute, rule, regulation, order, writ, judgment or decree applicable to such Shareholder or its Shares, (ii) conflict with or violate the instruments under which such Shareholder was formed, (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on such Shareholder's Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Shareholder is a party or by which such Shareholder or any of its Shares are bound or (iv) violate any order, writ, injunction, decree, judgment, order, statute, rule or resolution applicable to such Shareholder or its Shares.

     (b) The execution and delivery of this Agreement by such Shareholder does not, and the performance of this Agreement by such Shareholder will not, require any consent, approval, authorization or permit of, or filing with (except for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or notification to, any government or regulatory
              ------------
authority by such Shareholder.

     1.3. Title to Shares. Such Shareholder (a) is the record or beneficial
          ---------------
owner of the Shares as listed on Exhibit A free and clear of any proxy or voting restriction other than pursuant to this Agreement and (b) has, and during the Term (as defined in Section 3.2(b)) will have, sole power of disposition with respect to the Shares. Such Shares are the only Shares of the Company's stock owned of record or beneficially by such Shareholder.

     1.4. No Encumbrances. The Shares and the certificates representing the
          ---------------
Shares are now and will be held by the Shareholder, or by a nominee or custodian for the benefit of the Shareholder, free and clear of all proxies, voting trusts and voting agreements, understandings or arrangements and free and clear of all liens, claims, security interests and any other encumbrances whatsoever except any such encumbrances or proxies arising under this Agreement.

     1.5. Brokers. Such Shareholder is not liable for, and will indemnify the
          -------
Company, Reitco and Opco against, any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Shareholder.

     1.6. Tax Representations. Such Shareholder does not have and will not have
          -------------------
at the effective time of the Merger any plan or intention to sell or dispose of any of the Paired Shares (as defined in the Merger Agreement) to be received in the Merger. For purposes of this Section 1.6, a sale or disposition includes any "constructive sale" within the meaning of Section 1259(c)(1)(A) - (E) of the Internal Revenue Code
of 1986, as amended (the "Code"), but a sale or disposition does not include one
                          ----
or more distributions by Brentwood Golf Partners, L.P. of any or all of the Paired Shares received by it in the Merger to the partners of Brentwood Golf Partners, L.P.

                                  ARTICLE II.

               REPRESENTATIONS AND WARRANTIES OF REITCO AND OPCO
               --------------------------------------------------

     Reitco and Opco each hereby represent and warrant to the Shareholders as follows:

     2.1. Due Authority. Such party has full power, corporate or otherwise, and
          -------------
authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by or on behalf of such party and, assuming its due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms.

     2.2. No Conflict; Consents.
          ---------------------

     (a) The execution and delivery of this Agreement by such party do not, and the performance by such party of its obligations contemplated by this Agreement and the compliance by such party with any provisions hereof do not and will not,
(i) conflict with or violate any law, statute, rule, regulation, order, writ, judgment or decree applicable to such party, (ii) conflict with or violate such party's charter or bylaws, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such party is a party or by which such party is bound.

     (b) The execution and delivery of this Agreement by such party do not, and the performance of this Agreement by such party will not, require any consent, approval, authorization or permit of, or filing with (except for applicable requirements, if any, of the Exchange Act) or notification to, any governmental or regulatory authority by such party.

                                  ARTICLE III.

                               CERTAIN COVENANTS
                               -----------------

     The Shareholders hereby covenant and agree with Reitco and Opco as follows:

     3.1. Transfer of Shares. During the Term (as defined below), the
          ------------------
Shareholders will not (a) sell, tender, transfer, encumber, pledge, assign or otherwise dispose of any of the Shares, (b) deposit the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares or grant any proxy or power of attorney with respect thereto, (c) enter into any contract, option or other legally binding undertaking providing for any transaction prohibited by (a) or (b) hereof, or
(d) take any action that would make any representation or warranty of the Shareholders contained herein untrue or incorrect or have the effect of preventing or disabling the Shareholders from performing any of the Shareholders' obligations under this Agreement.

     3.2. Voting Agreement.
          ----------------

     (a) Each Shareholder, by this Agreement, agrees to vote each of the Shares owned by such Shareholder, at every meeting of the shareholders of the Company or any adjournment thereof or in connection with any written consent of the Company's shareholders, (i) in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement, (ii) against (x) any Acquisition Proposal (which term as used in this Agreement shall have the meaning as defined in the Merger Agreement), and any proposal for any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which is reasonably likely to result in any of the conditions of the Company's obligations under the Merger Agreement not being fulfilled and (y) any change in the directors of the Company, any change in the present capitalization of the Company or any amendment to the Company's articles of organization or bylaws, any other material change in the Company's corporate structure or business, or any other action which in the case of each of the matters referred to in this clause (y) could reasonably be expected to impede, interfere with, delay, postpone or materially adversely affect the transactions contemplated by the Merger Agreement or the likelihood of such transactions being consummated, and (iii) in favor of any other matter necessary for consummation of the transactions contemplated by the Merger Agreement which is considered at any such meeting of shareholders or in such consent, and in connection therewith to execute any documents which are necessary or appropriate in order to effectuate the foregoing.

     (b) For the purposes of this Agreement, "Term" means the period from the
                                              ----
date hereof until the effective time of the Merger.

     (c) The execution of this Agreement by each Shareholder constitutes its written consent in favor of the Merger and in favor of the adoption of the Merger Agreement.

     3.3. Further Assurances.  During the Term, each Shareholder in its capacity
          ------------------
as a shareholder of the Company shall perform such further acts and execute such further documents and instruments as Reitco or Opco may reasonably request.

     3.4. No Solicitation.  During the Term, each Shareholder individually or in
          ---------------
its capacity as a Shareholder of the Company shall not (i) solicit, initiate or knowingly encourage the submission of, any inquiries, proposals or offers from any person relating to an Acquisition Proposal, (ii) enter into any agreement with respect to any Acquisition Proposal, or (iii) enter into or participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to knowingly facilitate any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal.

     3.5. Certain Events.  Each Shareholder agrees that this Agreement and the
          --------------
obligations hereunder will attach to the Shares and will be binding upon any person or entity to which legal or beneficial ownership of the Shares may pass, whether by operation of law or otherwise.

     3.6. Cooperation.  Each Shareholder agrees to cooperate with Reitco after
          -----------
the date hereof in determining and investigating whether there exist any circumstances which could cause Reitco to be "closely held" within the meaning of Section 856(a) of the Code or to derive or accrue or be allocated any amount that is treated as other than "rents from real property" by reason of Section 856(d)(2)(B) of the Code and without limiting the foregoing agrees to provide to Reitco as promptly as practical all relevant information and documents (or, with respect to information and documents which such Shareholder does not have or own, use commercially reasonable efforts to obtain and provide them to Reitco as promptly as practical) which Reitco reasonably requests in connection with such determination and investigation.

     3.7. Additional Parties.  It is contemplated that Northwestern Mutual Life
          ------------------
Insurance Company will become a party hereto at or prior to the effective time of the Merger; provided that this Section 3.7 is not a condition to the obligations hereunder of any of the parties hereto.

     3.8. Blackout Period.  Each Shareholder hereby covenants and agrees that
          ---------------
during the Blackout Period such Shareholder will not, without the prior written consent of Reitco, directly or indirectly, sell, assign, transfer, pledge or otherwise dispose of, any Paired Shares (as defined in the Merger Agreement) issued in the Merger to be received by such Shareholder in the Merger (the "New
                                                                            ---
Stock"). For purposes of this Agreement, the term "Blackout Period" shall mean
-----                                              ---------------
shall mean the period (i) beginning on the date, if any, on which the Joint Proxy Statement (as defined in that certain Agreement and Plan of Merger, dated as of January 3, 1998 by and among La Quinta Inns, Inc., Reitco and Opco (the "La Quinta Agreement") is mailed to the holders of Common Stock of La Quinta
 -------------------
Inn, Inc. and (ii) ending on the date that the Meeting Date Price (as defined in the La Quinta Agreement) is determined.

     3.9. Registration Rights.  Each of the Shareholders shall have the right to
          -------------------
have any New Stock owned by them registered by the Company under the Securities Act of 1933, as amended, under any Shelf Registration Statement (as defined in the Registration Agreement) filed under the requirements of the Registration Agreement (the "La Quinta Shelf") or any other Shelf Registration Statement
                ---------------
filed prior to the filing of the La Quinta Shelf, unless an agreement (entered into prior to the date hereof) under which such other Shelf Registration Statement is filed prohibits the registration of the New Stock owned by the Shareholders from being registered under such other Shelf Registration Statement.

With respect to the registration rights granted to the Shareholders in this paragraph, the Shareholders shall have the rights and be subject to the restrictions provided in Sections 2, 4, 5 and 6 of the Registration Agreement as if the Shareholders were "Holders" thereunder. For purposes of this Agreement, the term "Registration Agreement" means that certain Registration Rights
          ----------------------
Agreement, entered into as of January 3, 1998, by and between Reitco, Opco and each of the parties signatory thereto.

     3.10.  Notification of Sales.  If at any time within six months after the
            ---------------------
effective time of the Merger, any Shareholder sells more than fifty thousand (50,000) Paired Shares of New Stock (appropriately adjusted to give effect to any stock split, dividend or similar event) in a brokers transaction, simultaneously with such sale, such Shareholder will provide oral notice of such sale to the Chief Executive Officer of Reitco.

                                  ARTICLE IV.

                       MISCELLANEOUS; GENERAL PROVISIONS
                       ---------------------------------

     4.1. Severability.  If any term or other provision of this Agreement
          ------------
is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     4.2. Entire Agreement.  This Agreement constitutes the entire agreement
          ----------------
of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof.

     4.3. Amendments.  This Agreement may not be modified, amended, waived,
          ----------
altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereof.

     4.4. Assignment.  This Agreement may not be assigned by operation of law
          ----------
or otherwise.

     4.5. Parties in Interest.  This Agreement is binding upon, and shall
          -------------------
inure solely to the benefit of, each party hereto and the Company and nothing in this Agreement, express or implied, is intended to or will confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     4.6. Specific Performance.  The parties hereto agree that irreparable
          --------------------
damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof or was otherwise breached. It is accordingly agreed that the parties will be entitled to specific relief hereunder including, without limitation, an injunction or injunctions to prevent and enjoin breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in any state or federal court in the State of Delaware, in addition to any other remedy to which they may be entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to any such remedy are hereby waived.

     4.7. Governing Law; Jurisdiction and Venue.  This Agreement shall be
          -------------------------------------
governed by, and construed in accordance with, the internal laws of the State of Delaware without regard to its rules of conflict of laws. The parties hereto hereby irrevocably and unconditionally consent to and submit to the exclusive jurisdiction of the Delaware Courts for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agree not to commence any litigation relating thereto except in such courts), waive any objection to the laying of venue of any such litigation in the Delaware Courts and agree not to plead or claim in any Delaware Court that such litigation brought therein has been brought in any inconvenient forum.

     4.8. Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, and by the different parties hereto in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement.

     4.9. Directors and Officers.  Notwithstanding anything herein to the
          ----------------------
contrary, the covenants and agreements set forth herein shall not prevent any Shareholder or its representatives or designees who are serving on the Board of Directors of the Company or who are officers of the Company from taking any action, subject to the applicable provisions of the Merger Agreement, in his or her capacity as a director or officer of the Company.


                         (SIGNATURE PAGE(S) TO FOLLOW)

     IN WITNESS WHEREOF, the parties have caused this Shareholders Agreement to be signed as of the date first written above.

MEDITRUST CORPORATION



By: /s/ David F. Benson
    ___________________________
Name: David F. Benson
     __________________________
Title: President
      _________________________


MEDITRUST OPERATING COMPANY



By: /s/ Abraham D. Gossman
   ____________________________
Name: Abraham D. Gossman
     __________________________
Title: Chief Executive Officer
      _________________________


BRENTWOOD GOLF PARTNERS, L.P.

By: BRENTWOOD BUYOUT PARTNERS, L.P.
Title: GENERAL PARTNER



By: /s/ David H. Wong
   ____________________________
Name: David H. Wong
     __________________________
Title: General Partner


JAMES A. HUSBAND, JR.


/s/ James A. Husband, Jr.
__________________________

                                   EXHIBIT A

NAME AND ADDRESS OF SHAREHOLDER        NUMBER OF SHARES OF           NUMBER OF SHARES OF
                                      COMPANY COMMON STOCK         COMPANY PREFERRED STOCK
--------------------------------------------------------------------------------------------

Brentwood Golf Partners, L.P.       1,075,081                     3,686,349
James A. Husband, Jr.                 137,649                        29,813